ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Conversion
(PURSUANT TO NRS 92A.205)
Page 1

Filed in the office of	Document Number 00002578741-14
Ross Miller Secretary of State State of Nevada	Filing Date and Time 01/27/2010 1:37 PM
	Entity Number E0031632010-8

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Conversion
(Pursuant to NRS 92A.205)

1. Name and jurisdiction of organization of constituent entity and resulting entity:

TRUESPORT ALLIANCES, LTD.
Name of constituent entity

DELAWARE — Jurisdiction
CORPORATION — Entity type *

and,

TRUESPORT ALLIANCES & ENTERTAINMENT, LTD.
Name of resulting entity

NEVADA — Jurisdiction
CORPORATION — Entity type *

2. A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

3. Location of plan of conversion: (check one)

☐ **The entire plan of conversion is attached to these articles.**

☒ **The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.**

☐ **The complete executed plan of conversion for the resulting domestic limited *partnership is* on file at the records office required by NRS 88.330.**

* corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust .

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Conversion

(PURSUANT TO NRS 92A.205)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

4. Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):

Attn:

c/o:

5. Effective date of conversion (optional) (not to exceed 90 days after the articles are filed pursuant to NRS 92A.240)* 1/27/2010

6. Signatures - must be signed by:

1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87).

2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

TRUESPORT ALLIANCES, LTD.

Name of *constituent* entity

X [signature] As President — PRESIDENT — 1/26/2010

Signature — **Title** — **Date**

* Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. **This statement must be included within the resulting entity's articles.**

FILING FEE: $350.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

ALL FOR OUR COUNTRY

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

TRUESPORT ALLIANCES & ENTERTAINMENT, LTD.

Nevada Business Identification # NV20101068998

Expiration Date: January 31, 2011

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

This license shall be considered valid until the expiration date listed above unless suspended or revoked in accordance with Title 7 of Nevada Revised Statutes.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on February 2, 2010

ROSS MILLER
Secretary of State

This document is not transferable and is not issued in lieu of any locally-required business license, permit or registration.

You may verify this Nevada State Business License online at www.nvsos.gov under the Nevada Business Search.

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:00 AM 01/15/2010
FILED 10:00 AM 01/15/2010
SRV 100043683 - 4342698 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of SEWELL VENTURES, INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

FIRST, the name of the corporation is Truesport Alliances, Ltd.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 7th day of January, 2010.

By: [signature]
Authorized Officer

Title: Secretary

Name: Todd E. Youren
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